thrivent

Thrivent Financial for Lutherans
4321 N. Ballard Road, Appleton, WI 54919-0001
Thrivent.com • 800-847-4836

Application for Individual Variable Annuity

1. Ownership - *Individual and Joint Owners will also be Annuitants.*

☐ Individual ☐ Joint *(must be a spouse)* ☐ Trust ☐ Business

If a trust or a business, complete reason for third party ownership and Third Party Owner Supplement form.

Reason for third party ownership ____________________

Primary Owner *(if completing as a trust or business, only complete applicable fields below)*

Primary owner name/Trust/Business ____________________

Primary residential address ____________________

City ____________________ State ________ ZIP code ____________

Email ____________________ Phone ____________

Sex ☐ Male ☐ Female Date of birth ____________ Social Security number/ Tax Identification number ____________

Are you a citizen or permanent resident of the United States of America (USA)? ☐ Yes ☐ No

Joint Owner

Name ____________________

Primary residential address ____________________

City ____________________ State ________ ZIP code ____________

Email ____________________ Phone ____________

Sex ☐ Male ☐ Female Date of birth ____________ Social Security number ____________

Are you a citizen or permanent resident of the United States of America (USA)? ☐ Yes ☐ No

2. Annuitant - *Complete this section only if owner is a trust or a business.*

Name ____________________

Primary residential address ____________________

City ____________________ State ________ ZIP code ____________

Email ____________________ Phone ____________

Sex ☐ Male ☐ Female Date of birth ____________ Social Security number ____________

Are you a citizen or permanent resident of the United States of America (USA)? ☐ Yes ☐ No

3. Applicant Controller - *Complete only if sole owner is under age 16.*

Name ____________________

Date of birth ____________________ Sex ☐ Male ☐ Female

What is your relationship to the annuitant? ____________________

4. Military Service

Are you a member or have you entered into a written agreement to become a member of the military? This includes, but is not limited to, Reserve and National Guard. ☐ Yes ☐ No *If yes, complete Military Personnel Disclosure form.*

5. Replacement

Do you have any existing life insurance policies or annuity contracts with Thrivent or any other insurance companies? ☐ Yes ☐ No

Is the contract intended to replace or change any part of, or all of, an existing life insurance policy or annuity contract? ☐ Yes ☐ No

If yes is answered to either question, review replacement form requirements.

6. Flexible Premium Deferred Variable Annuity Product

Plan type ☐ Nonqualified ☐ Traditional IRA ☐ Roth IRA

Optional Riders - *Only one can be selected.*

Death Benefit - *Standard Death Benefit is included in the contract.*

☐ Maximum Anniversary Death Benefit

Living Benefit

☐ Guaranteed Lifetime Withdrawal Benefit (with one Covered Person)

Covered Person Name ____________________ Date of birth __________

☐ Guaranteed Lifetime Withdrawal Benefit (with two Covered Persons)

Covered Person Name ____________________ Date of birth __________

Covered Person Name ____________________ Date of birth __________

Required if Covered Person is not an Owner or Annuitant.

Primary residential address ____________________

City ____________________ State ______ ZIP code __________

7. Dividend Options

☐ Apply to Annuity

☐ Cash (available only if plan type is nonqualified)

8. Premium Payment Information

Total initial premium $ __________

Billed Premium

☐ No Bill

☐ Premium billing amount $ __________

9. Beneficiary Designation

List the full name, relationship to member, date of birth, Social Security number, address and phone number for each beneficiary. If this application is completed electronically, only the beneficiary's name and relationship will display or print on this application. Any additional information collected is stored electronically.

Primary

First Contingent

Second Contingent

10. Agreements and Signatures

I understand and agree that:

1. I have read (or have had read to me) and verified all statements and answers recorded on this application. They are, to the best of my knowledge and belief, true, complete and correctly recorded.
2. This application will become part of the contract.
3. No representative of Thrivent except the president or secretary can make or alter any contract or waive any of Thrivent's rights or requirements.
4. Under the annuity contract applied for, the Accumulated Value and Death Proceeds may increase or decrease daily based on the investment experience of the Variable Account; and the annuity payments, when based on the investment experience of the Variable Account, are variable and are not guaranteed as to minimum dollar amount.
5. I have received a current variable annuity prospectus. I understand the provisions of the prospectus and agree to its terms.
6. I have received the current Beneficiary Provisions. I understand the provisions and agree to their terms.

Signed in the state of ________

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Signature of owner ________________________________

Date signed ________________

Signature of owner ________________________________

Date signed ________________

Signature of owner (16 or over) or parent or guardian (if owner is age 0-15) ________________________________

Date signed ________________

Signature of applicant controller for 15 or under ________________________________

Date signed ________________

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the annuitant(s)/owner(s).

Signature of representative ________________________________

Date signed ________________

Print name ________________________________ ID number ________________